Exhibit 10(b)

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), made as of the date identified below, is between United Rentals, Inc., a Delaware corporation, having offices at 100 First Stamford Place – Suite 700, Stamford, CT 06902 (United Rentals, Inc. and its subsidiaries, parents and other affiliates are referred to collectively as “United Rentals”), and Devonshire Advisors, LLC (“Consultant”).

W I T N E S S E T H:

WHEREAS, United Rentals and the principal of Consultant, Jeffrey Fenton (“Mr. Fenton”) are parties to an Employment Agreement entered into by the parties in January 2016 (that agreement, including the documents incorporated therein and/or attached thereto, is referred to as the “Employment Agreement”), which (1) contains, among other things, certain post-employment obligations of Mr. Fenton, (2) is incorporated herein, and (3) United Rentals and Mr. Fenton, by way of this Agreement, for sufficient consideration, the receipt of which is acknowledged, hereby reaffirm;

WHEREAS, United Rentals wishes to avail itself of Consultant’s experience and knowledge by retaining Consultant to provide consulting services to United Rentals upon the terms and conditions hereinafter set forth; and

WHEREAS, Consultant desires to perform such services.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement, United Rentals and Consultant agree as follows:

1. CONSULTANT WORK

Consultant agrees to perform the following functions for United Rentals (the “Work”):

•business development activities;
•assist in the transition of Mr. Fenton’s former responsibilities as an employee of United Rentals to other United Rentals employees; and
•such other duties as may be assigned by United Rentals.

Consultant agrees to assign Mr. Fenton to perform all of the Work. (For purposes of this Agreement, the obligations of, and restrictions on, Consultant shall apply to Mr. Fenton as well, unless otherwise stated.) Consultant and Mr. Fenton shall report to, and take direction from, the Chief Executive Officer of United Rentals and/or his designee or designees from time to time. Consultant and its Representatives (as defined below) shall not have the authority to issue statements on behalf of, bind, or contract on behalf of United Rentals in the performance of these duties or for any other purpose.

2. TERM

The term shall run from July 1, 2022, through December 31, 2022. During the term, this Agreement may be terminated immediately by any non-breaching party upon any material breach of the other party. This Agreement may be extended by the parties in any signed writing that expressly refers to this Agreement and extends its term.

3. PERFORMANCE OF WORK

(a)Consultant represents that Consultant has the capability, expertise and means required to perform the Work.
(b)Consultant will perform the Work in a diligent and workmanlike manner consistent with the best professional standards and practices. Consultant will also perform the Work in accordance with all applicable and existing laws, regulations and ordinances, and United Rentals’ policies, standards and specifications as are made known or available to Consultant by United Rentals.
(c)In performing the Work, Consultant will ensure that Mr. Fenton is available at such times and at such locations as agreed upon between United Rentals and Consultant. Consultant shall use reasonable efforts to respond promptly to any inquiry from United Rentals.
(d)In performing any Work on the premises of United Rentals, Consultant and its Representatives will comply with all conduct, security, safety and fire prevention rules applicable to those premises. Consultant further understands and agrees that Consultant, on behalf of itself, heirs, assigns and Representatives, and on its and their respective behalves, hereby releases United Rentals and its Representatives (as defined below) from any and all risks and hazards arising out of this Agreement and Consultant’s and its Representatives’ performance of Consultant’s obligations hereunder.
(e)Consultant represents that it and its Representatives has no contrary contractual commitments or obligations still in existence regarding non-competition within the equipment rental industry or non-solicitation of employees or customers, that would in any way impede or affect its ability to enter into this Agreement and perform the Work and other obligations of Consultant hereunder. Consultant affirms that it and its Representatives are prohibited from revealing non-public and proprietary confidential information or material of any third party. Consultant and its Representatives will not use or share any third party’s Confidential Information (as defined below) in connection with Consultant performing the Work on behalf of United Rentals. United Rentals does not engage consultants for the purpose of acquiring their former employer’s or client’s Confidential Information, and United Rentals does not want to be offered or given access to any materials containing such information.

4. PAYMENT FOR WORK; EXPENSES

(a)In consideration of Mr. Fenton satisfactorily performing the Work, United Rentals will: (i) pay Consultant at the rate of $18,100 per month (the “Monthly Rate”), and (ii) will treat Consultant as being eligible for a pro rata annual incentive award payable in cash based on actual performance (the “Incentive Compensation”). The Monthly Rate shall be paid to Consultant in arrears, promptly after the 1st of each month of the term.
(b)Except for pre-approved expenses incurred by Consultant at United Rentals’ request in connection with the Work and consistent with United Rentals’ policies, Consultant shall be fully and solely responsible for all costs and expenses incident to the Work performed for United Rentals under this Agreement, including, but not limited to, the cost of any travel, tools, equipment, materials, and insurance that may be needed to complete the Work. Regarding pre-approved travel, United Rentals will reimburse Consultant in accordance with United Rentals’ Consultant Travel Policy, a copy of which is attached as Attachment A. No sales, payroll or employment taxes of any kind (including, but not limited to, FICA, FUTA, federal or state personal income taxes, state workers’ compensation or disability insurance taxes, and state unemployment taxes) shall be withheld or paid with respect to any payments to Consultant. United Rentals and Consultant agree that Consultant is fully and solely responsible for filing appropriate tax returns, sales tax payments, social security contributions and any other relevant payments to government authorities, and for any tax consequences arising from or related to this Agreement.

5. RECORDS; AUDIT

During the term of this Agreement and for a period of 36 months thereafter, Consultant will maintain, and provide to United Rentals upon request, true and correct records relating to all Work performed.

6. TRADE SECRETS; CONFIDENTIALITY AND UNITED RENTALS PROPERTY
In performing the Work, it is contemplated that United Rentals will give Consultant and Mr. Fenton access to certain of United Rentals’ Trade Secrets (as defined below) and/or Confidential Information (as defined below). “Trade Secrets” shall mean all information not generally known about the business of United Rentals which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality and from which United Rentals derives economic value from the fact that the information is not generally known to other persons who can obtain economic value from its disclosure or use, and shall include any and all Confidential Information (as defined below) which may be protected as a trade secret under any applicable law, even if not specifically designated as such. Unless told otherwise, Consultant shall treat all Confidential Information (as defined below) as Trade Secrets, and Consultant shall ensure that its Representatives do the same. During and at all times after the term of this Agreement:
(a)Consultant and its Representatives will not use or disclose to any person or entity, without United Rentals’ prior written consent, any Confidential Information or Trade Secrets, whether prepared by Consultant or its Representatives, except as necessary during the term of the Agreement with United Rentals to perform services on behalf of United Rentals.
(b)Consultant and its Representatives will not use any Trade Secrets or Confidential Information in order to solicit or call upon any person or entity.
(c)Consultant and its Representatives will hold all Trade Secrets and Confidential Information of United Rentals in trust for United Rentals and will not use any of them for any purpose other than on behalf of and for the benefit of United Rentals.
(d)Consultant and its Representatives will take reasonable steps to safeguard such Trade Secrets and Confidential Information and prevent their disclosure to unauthorized persons.
(e)Consultant and its Representatives will not, except to the extent necessary in performance of the Work, remove Confidential Information or Trade Secrets from the premises of United Rentals (and even then only with the prior written consent of United Rentals).
(f)All Trade Secrets, Confidential Information and products, correspondence, reports, records, charts, advertising materials, designs, plans, manuals, field guides, memoranda, lists and other property compiled or produced by Consultant or its Representatives or delivered to Consultant or its Representatives by or on behalf of United Rentals or by its existing or prospective customers or suppliers, whether or not confidential, shall be and remain the property of United Rentals and shall be subject at all times to its direction and control.
(g)Consultant and its Representatives will, upon expiration of the term of this Agreement, or at any time requested by United Rentals, promptly deliver to United Rentals all originals and copies (whether in note, memo or other document form or on video, audio or computer drives or discs or otherwise) of all Trade Secrets, Confidential Information and other property referred to above, that is in its possession, custody or control, and whether prepared by Consultant, its Representatives, or others. Consultant and its Representatives shall further delete, dispose of, or take other action with respect to any electronic or other copies of any Trade Secrets, Confidential Information and other property referred to above, as reasonably directed by United Rentals.
(h)“Confidential Information” includes, but is not limited to:
(i)business, pricing and management methods;
(ii)finances, strategies, systems, research, surveys, plans, reports, recommendations and conclusions;
(iii)names of, arrangements with, or other information relating to, United Rentals’ customers, equipment suppliers, manufacturers, financiers, owners or operators, Representatives and other persons who have business relationships with United Rentals or who are prospects for business relationships with United Rentals;
(iv)information relating to employees and consultants of United Rentals, including names, positions and compensation;
(v)technical information, work products and know-how;
(vi)cost, operating, and other management information systems, and other software and programming;
(vii)information relating to any strategic alternative that may be considered by United Rentals at any time (including any acquisition, sale, divestiture or recapitalization), including the name or names of any parties potentially involved therein, the terms or status thereof and data and analyses relating to such alternative; and
(viii)United Rentals’ Trade Secrets.
(i) Consultant agrees that any inventions, improvements or developments that Consultant or its Representatives authors, makes, conceives or devises, either solely or jointly, as a result of performance of the Work, during the term of this Agreement or within 6 months thereafter:

(i) Will be promptly disclosed to United Rentals;

(ii) Is the sole and exclusive property of United Rentals, to be used and patented or not as United Rentals sees fit; and

(iii) Consultant and its Representatives will assign all rights in such inventions, improvements or developments to United Rentals. Consultant and its Representatives will otherwise cooperate with United Rentals, at United Rentals’ expense, in prosecution of any patent application that United Rentals elects to undertake covering the invention, improvement or development.
(j) Consultant and its Representatives acknowledge that any Work prepared by Consultant or its Representatives under this Agreement will be considered “work for hire” and the exclusive property of United Rentals unless otherwise agreed in writing between United Rentals and Consultant. To the extent such work may not be deemed a “work for hire” under applicable law, Consultant and its Representatives hereby assign to United Rentals all right, title and interest in and to Consultant’s and/or its Representatives’ copyrights to such Work. Consultant and its Representatives will execute and deliver to United Rentals any instruments of transfer and take such other actions as United Rentals may reasonably request, including, without limitation, executing and filing, at United Rentals’ expense, copyright applications and other documents required for the protection of United Rentals’ rights in and to such materials.

(k) Consultant understands that nothing in this Agreement prevents Consultant from cooperating with any government investigation, making a truthful statement or complaint to law enforcement or a government agency, testifying under oath to law enforcement or a government agency, or from complying with a properly-served and lawfully-issued subpoena or similar order issued by a government agency or court of competent jurisdiction. Consultant acknowledges that Consultant has not signed a confidentiality, non-competition or non-solicitation agreement with any former employer, other than United Rentals, that by its terms remains in effect.

7. NON-DISPARAGEMENT

During and at all times after the term of this Agreement, Consultant and its Representatives hereby covenant and promise not to make any disparaging remarks or statements, orally or in writing, and regardless of whether or not such remarks or statements are truthful, nor take any actions, which (i) in any way could disparage United Rentals or any of its Representatives, or which could harm the reputation and/or goodwill of United Rentals or any of its Representatives, or (ii) in any way, directly or indirectly, could cause or encourage or condone the making of such statements or the taking of such actions by anyone else. Consultant and its Representatives further agree to refrain from any conduct, activity, or conversation which is intended to, or does, interfere with or disparage the relationships between United Rentals and its customers, suppliers, shareholders, financiers, or others.

8. CONFIDENTIALITY OF THIS AGREEMENT

Consultant and its Representatives agree that this Agreement is confidential and Consultant and its Representatives shall not disclose the Agreement’s existence or terms to anyone except for (a) Mr. Fenton’s spouse, (b) Consultant’s attorneys or financial advisors, as necessary, and on the condition that any such recipient(s) agree to further maintain the confidentiality of the disclosed information consistent with this Section 8, or (c) except as required by law or if necessary in order to enforce this Agreement, on the condition that, prior to such disclosure, Consultant and its Representatives give United Rentals reasonable advance notice of any request or intended disclosure such that United Rentals could object or otherwise seek to protect the confidentiality of this Agreement.

9. NO PUBLIC STATEMENTS

Consultant and its Representatives hereby covenant and promise, except as required by law or pre-approved in writing by United Rentals, not to make any statements, orally or in writing, to any third parties regarding or pertaining in any way to United Rentals, United Rentals’ Representatives, or performance of the Work for United Rentals.

10. ENFORCEMENT OF AGREEMENT

Consultant agrees that Consultant’s (including Mr. Fenton’s) services are unique and that Consultant and its Representatives will have access to Confidential Information and Trade Secrets. Accordingly, Consultant and its Representatives agree that a breach by Consultant or its Representatives of Sections 6, 7, and 8 (the “Restrictive Provisions”) of this Agreement would cause immediate and irreparable harm to United Rentals that would be difficult or impossible to measure, and that damages to United Rentals for such injury would be an inadequate remedy for any such breach. Therefore, Consultant and its Representatives agree that in the event of any breach or threatened breach of such sections, United Rentals, in addition to and without limitation upon all other remedies it may have under this Agreement, at law or otherwise, is entitled to obtain specific performance, injunctive relief and/or other appropriate relief (without posting any bond or deposit) in order to enforce or prevent any violations of the terms of the Restrictive Provisions, and/or require Consultant and its Representatives to account for and pay over to

United Rentals all compensation, profits, moneys, accruals, increment or other benefits derived from or received as a result of any transactions constituting a breach of the Restrictive Provisions if and when final judgment of a court of competent jurisdiction is so entered against Consultant and/or its Representatives. Consultant and its Representatives further agree that the duration of any Restrictive Provision shall be extended by the same amount of time that Consultant and/or its Representatives is/are in breach of any Restrictive Provision. If either Consultant or United Rentals is successful in any suit for damages for breach of this Agreement, to enforce this Agreement, or to enjoin the other party from violating this Agreement, the prevailing party will be entitled to recover as part of its damages its reasonable attorneys’ fees, costs and expenses to bring and maintain any such suit.

11. INDEPENDENT CONTRACTOR

Consultant’s relationship with United Rentals is that of an independent contractor on a “fee for service” basis. Without limiting the generality of the foregoing: (i) Consultant and its Representatives do not and shall not have the authority to execute contracts for or on behalf of, make commitments or statements for or on behalf of, or otherwise bind to any obligation whatsoever United Rentals or any of its affiliates, (ii) Consultant and its Representatives shall not purport to bind or otherwise make any such commitment for or on behalf of United Rentals or its affiliates; (iii) Consultant and its Representatives are not and shall not be, and Consultant and its Representatives shall not hold itself or themselves out as, an agent or agents of United Rentals or any of its affiliates; and (iv) nothing in this Agreement shall be construed as creating an employer/employee relationship, partnership, joint venture, or other business group or concerted action.

12. NOTICE

Any notice that may be given, or is required to be given, under this Agreement, will be in writing and will be delivered via overnight carrier (i.e., UPS, FedEx), or sent by first-class mail; and in the case of United Rentals, addressed to the individual to whom Consultant reports, as identified in Section 1, above, or, in the case of the Consultant, addressed to the last address on file with the Company or sent by email (JJFENTON@DevonshireAdvisors.com), or to such other address as may be hereafter designated by either party in writing. Notice shall be deemed effective: (a) five business days after the document is deposited in the U.S. mail (provided it is sent via first class mail); (b) one business day after the document is given to a nationally recognized courier for overnight delivery; and/or (c) upon personal delivery.

13. ASSIGNMENT

Consultant’s rights under this Agreement may not be assigned, and Consultant’s and/or its Representatives’ obligations under this Agreement may not be delegated, in whole or in part, by Consultant or its Representatives. United Rentals may, in its sole discretion, assign its rights and delegate its obligations under this Agreement.

14. ENTIRE AGREEMENT

Except as expressly provided herein, this Agreement constitutes the entire agreement between United Rentals and Consultant on the subject matter of Consultant’s performing consulting work for United Rentals. There are no oral representations, understandings or agreements between (a) United Rentals or any of its officers, directors or employees, on one hand, and (b) the Consultant, on the other hand, covering the same subject matter as this Agreement, except as noted herein. Notwithstanding anything in this Agreement, to the contrary or otherwise, it is understood and agreed by Consultant and Mr. Fenton that nothing in this Agreement shall be deemed to supersede, affect, impact or replace the Employment Agreement, which contains post-employment obligations that Mr. Fenton hereby reaffirms and once again agrees to by way of his signature below in exchange for, among other things, the consideration described in this Agreement, and which Mr. Fenton understands and agrees shall remain in effect and enforceable by United Rentals in accordance with the terms thereof. Except as noted herein, this written Agreement (i) is the final, complete and exclusive statements and expressions of the agreement between United Rentals and Consultant, (ii) cancels and supersedes all prior agreements with respect to the subject matter hereof, and (iii) cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. Nothing in this Agreement shall affect or impair any rights or obligations from any party hereto pursuant to or arising out of the Employment Agreement and/or United Rentals’ right to enforce any of the restrictive covenants or other obligations contained in the Employment Agreement. For the avoidance of doubt, the parties hereby acknowledge and agree that the covenants set forth in this Agreement shall operate independently of, and shall be in addition to, any covenants to which United Rentals or Mr. Fenton may be subject pursuant to the Employment Agreement, as well as independently of other agreements between United Rentals and Mr. Fenton unrelated to the consulting work described herein (e.g., Restricted Stock Unit Agreements). This written Agreement may not be later modified except by a further writing signed by United Rentals and Consultant, and no term of this Agreement may be waived except by a writing signed by the party waiving the benefit of such terms. Any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Agreement or any amendments or exhibits hereto.

15. SEVERABILITY

If any section, provision or clause of this Agreement, or any portion thereof, is held void or unenforceable, the remainder of such section, provision or clause, and all other sections, provisions or clauses of this Agreement, shall remain in full force and effect as if the section, provision or clause determined to be void or unenforceable had not been contained herein.

16. GOVERNING LAW

This Agreement shall be governed by the laws of the State of Connecticut, without regard to its conflict of laws principles. The interpretation and enforcement of the provisions of this Agreement shall be resolved and determined exclusively by the state or federal courts sitting in Connecticut, and such courts are hereby granted exclusive jurisdiction for such purpose.

17. MISCELLANEOUS

(a) Consultant and its Representatives are neither authorized nor empowered to act as United Rentals’ agent for any purpose or to enter into any contract or undertaking of any kind or to make any promise or give any warranty or representation, with respect to any United Rentals products or any other matter, unless otherwise previously agreed to in writing.
(b) Consultant and its Representatives are free to pursue other work for other clients or customers, provided such other work does not violate the covenants described or incorporated herein.
(c) This Agreement is for contractual consulting services. Consultant and its Representatives have control and discretion over how, when and where the Work is to be performed. As an independent contractor, Consultant and its Representatives are: (a) free from control and direction in connection with the performance of Consultant’s services under this Agreement; (b) performing work outside of the usual course of business of United Rentals; and (c) customarily engaged in an independent business that provides work of the nature to be performed by Consultant under this Agreement. In no event shall this Agreement be construed as creating an employer/employee relationship. Any prior employer/employee relationship (full time or otherwise) that existed prior to this Agreement between United Rentals and Mr. Fenton is and/or has been terminated.

(d) Consultant and its Representatives agree to comply fully with the terms of United Rentals’ Ethics Policy, a copy of which is attached hereto as Attachment B, and United Rentals’ Insider Trading and Selective Disclosure policy, attached hereto as Attachment C, both as may be amended from time to time. Consultant and its Representatives understand that not all rules and policies applicable to Consultant’s activities are contained in this Agreement, and Consultant and its Representatives agree to abide by any other rules and policies that United Rentals currently has or may adopt or amend from time to time.
(e) Consultant and its Representatives will not be eligible to participate in any United Rentals employee benefit plan, policy, program or practice, including, but not limited to, vacation pay, holiday pay, health insurance, unemployment insurance, workers’ compensation insurance, and fringe benefit plan.
(f) No workers’ compensation insurance shall be obtained by United Rentals on account of Consultant or its Representatives or any of Consultant’s employees or subcontractors. Instead, since Consultant is an independent contractor, Consultant hereby affirms Consultant has obtained all workers’ compensation insurance required by law. Consultant further affirms that Consultant has complied with all international, federal, state and local laws regarding visas, business permits and licenses that may be required to complete the work to be performed under this Agreement.
(g) For purposes of this Agreement, the term “Representatives” shall include the officers, employees, directors, stockholders, and/or agents of the referenced entity.
(h) Consultant hereby acknowledges that Consultant is aware that United Rentals is a public company and that U.S. securities laws restrict persons with material non-public information about a company (obtained directly or indirectly from that company) from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.
(i) This Agreement may be executed digitally, electronically and/or by facsimile, and may be transmitted digitally, electronically, and/or by facsimile, in any number of counterparts, each of which upon execution and delivery shall be considered an original for all purposes; provided, however, all such counterparts shall, together, upon execution and delivery, constitute one and the same instrument.

IN WITNESS WHEREOF, United Rentals and Consultant, intending to be legally bound, have caused this Agreement to be duly executed effective on the day and year first written above.

UNITED RENTALS, INC. By: /s/ Craig Pintoff Title: EVP, Chief Administrative Officer Date: 3/30/22	CONSULTANT: DEVONSHIRE ADVISORS, LLC By: /s/ Jeffrey Fenton Jeffrey Fenton, individually and as Authorized Representative of Devonshire Advisors, LLC Date: 3/30/22
Affirmation of Jeffrey Fenton

I, Jeffrey Fenton, affirm that I am a “Representative” (as that term is defined in Section 18(g) above) of Devonshire Advisors, LLC, that the terms contained herein were material inducements to United Rentals, Inc., in deciding to enter into this Agreement, and that I agree to comply with those terms.

/s/ Jeffrey Fenton
Jeffrey Fenton

ATTACHMENT A

CONSULTANT TRAVEL POLICY

PURPOSE:
The policies contained herein are the mandatory travel and other business expense policies for Consultants to ensure that expenses incurred are for legitimate business purposes only.

United Rentals (referred to for purposes of this policy as the “Client”) will permit Consultants in accordance with this policy to incur travel and other business expenses that are: reasonable and necessary to accomplish an approved Client business purpose, reported in a timely manner, properly documented, and approved by the proper authority. Any deviations from this policy must be pre-approved by the senior-most manager executing the Consultant Agreement and approving the Work. The written approval must be submitted with the invoice for travel expenses.

Any misrepresentation of expenses or any other violations of this policy will result in corrective action up to and including termination of the Agreement.

Regardless of the expense, original receipts must be submitted for all business expenses for which Consultant invoices.

Expenses must be invoiced in a timely fashion, no later than 21 days after the date of the expense transaction.

Hotel or other charges must not be pre-paid.

The following are examples of non-reimbursable expenses; but, do not represent an exhaustive list:
Adult entertainment
Air phone usage
ATM fees
Baby-sitting, child care, day care
Barbers and hairdressers
Cell phone purchases, non-essential accessories, repairs, installations, monthly fees
Clothing or toiletry items
Club Dues
Entertainment at locations that exclude individuals due to race, gender, religion, etc.
Excess baggage charges: The first-bag charge is permitted, if charged by airline.
Fines for driving or parking violations.
Insurance for auto rentals.
Laundry or valet services for travel fewer than five (5) days.
Lost airline ticket fees.
Loss or theft of personal funds or property.
Lost baggage.
Luggage and briefcases.
Medical expenses, prescriptions and over-the-counter drugs while traveling.
Hotel room mini-bar refreshments.
Movies (including in-flight and hotel in-room movies).
Optional travel or baggage insurance.
Personal accident insurance.

Personal entertainment.
Saunas, massages, health club use, shoe shine.
Air Travel
All airfares must be the lowest logical fare available in economy class, with flights scheduled as early in advance as possible.
Reservations should be made at least two (2) weeks in advance of the date of departure unless at the request of Client.
The lowest logical fare is defined as the least costly fare that:
•Uses a regular scheduled commercial aircraft;
•Prohibits preference of any airline, type of aircraft and connecting airports;
•May require one plane transfer on either or both the departure or return, if reasonable;
•Departs from the airport nearest to the Consultant’s location or at the discretion of the Consultant from an airport offering a fare which is more cost effective for the Consultant, including parking, mileage or additional overnight stays;
•Allows for up to a two (2) hour leeway in scheduling which may necessitate that the Consultant arrive up to two (2) hours early to their business activities or depart up to two (2) hours after the end of their business activities.
First class and business class travel is not permitted.
e-tickets should be obtained instead of paper tickets.
If the airline charges a fee to check luggage, the fee for the first bag is permitted. Fees for additional bags are not reimbursed.

Lodging
Consultant should use Client’s designated class of preferred hotels and request Client rate or other best available rate when reserving a hotel room.
Hotel stays of more than seven (7) consecutive days are considered extended stays. Those stays are expected to use weekly or long-term rates where available.
The detailed room billing (indicating dates of arrival and departure, number of days, location, room rate, taxes and other expenses detailed).
Charges for guaranteed reservations that the Consultant failed to cancel are not permitted.

Auto Rentals
Order economy, sub-compact or compact cars only unless Consultant is conducting a shoot in which case a van or other vehicle as appropriate may be rented. Mid-size rentals are permitted if two or more people are sharing. Rentals of all full size vehicles must be pre-approved by the Client.
Additional equipment such as navigation systems is not a reimbursable expense.
Consultants should refuel before returning their rental car. Refueling charges incurred that are not arranged in advance will not be reimbursed.

Mileage Allowance for Business Use of Personal Vehicles
Mileage will be reimbursed at the IRS reimbursement rate in effect at the time the mileage occurred.

Consultant Individual Meals
Meal Allowance: The cost of reasonably priced meals during business travel is reimbursable. Expense amounts are limited to a maximum combined amount for Breakfast, Lunch and Dinner of $65 (not including tax and gratuity) per person, per day. This is not a per diem rate, but is reimbursed for expenses actually incurred, broken out by meal and accompanied by receipts.

All other charges must be approved in writing by Client prior to the expense being incurred.

ATTACHMENT B

ETHICS POLICY

1. General.
Consultants often are grateful for United Rentals’ business and sometimes wish to express that appreciation in a tangible way. The result may be a very positive and well meaning gesture that nonetheless puts both United Rentals and Consultant in a particularly difficult position. In order to prevent that from happening, United Rentals has clearly defined the responsibilities that United Rentals’ employees have when interacting with Consultants. United Rentals expects that both its employees and Consultants will always comply with the highest ethical standards.
2. Specific Prohibitions.
Consultants may not provide, or offer to provide, directly or indirectly, to employees or officers of United Rentals, gifts or favors, of any kind, including gratuities, including but not limited to: (a) money or gift certificates, (b) stock, bonds, or any other evidence of ownership or obligation of any value, (c) loans of any value, (d) free services or discounts (i.e., not available to the public), (e) lodging, use of facilities, transportation (other than local transportation, e.g., from airport to Consultant’s location), (f) liquor or gift baskets, (g) offers of entertainment (whether at Consultant’s home, offices or other location) such as show tickets, admission, or passes to sporting events, concerts, performances or other events, golf, fishing trips, or other activities, (h) meals (except as described below), or (i) other items or services of value (except as described below). Consultant may not enter into business arrangements with employees or officers of United Rentals unless such employees or officers are acting as representatives of United Rentals.
3. Meals.
Consultants should not routinely provide or offer to provide meals. However, meals may be offered or provided to the extent that they may be required for the effective conduct of business. Further, if United Rentals’ employee(s) have traveled to Consultant’s site, Consultant may provide or pay for meals as long as: (1) the meal is appropriate, (2) the meal is not extravagant, (3) providing or paying for the meal fully complies with Consultant’s rules and policies, and (4) the meal is related to the effective conduct of business.
4. No Kickbacks.
Consultants should not provide any form of bonus, incentive, kickback or other remuneration to any employee or agent of United Rentals for any reason including as a reward for past purchases of products, to induce current purchases of product or services or to influence future purchases of products or services.
5. Exception.
Consultant may provide promotional items with an apparent value of less than $150.00 (e.g., calendars, pens).
6. Violations.
Consultant shall immediately notify United Rentals of any violation of this policy, whether by Consultant or United Rentals’ employees. Upon receipt of notice, United Rentals will evaluate the situation and take whatever action United Rentals deems appropriate, which may include suspension or termination of any agreement between United Rentals and Consultant.